United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2021

Globe Net Wireless Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-172172	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China

(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 37-55-8010

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Globe Net Wireless Corp.	Page 2

Information to be included in report

Item 5.01.	Changes in Control of the Registrant.

On March 22, 2021, Kirk Reed and Gustavo Americo Folcarelli entered into an entered into a share assignment agreement for the assignment of 2,000,000 shares in the capital of Globe Net Wireless Corp.

As a result of the assignment of the 2,000,00 shares, there was a change in control in the voting shares of Globe Net. Kirk Reed is now the beneficial owner of 18.5% of the issued and outstanding shares of common stock in the capital of Globe Net and Mr. Folcarelli owns no shares of common stock in the capital of Globe Net.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective March 22, 2021 Kirk Reed consented to and was appointed the President, the Chief Financial Officer, the Treasurer, the Corporate Secretary and director of Globe Net.

Mr. Reed is a management executive with over 24 years experience in corporate development. He has been a director and management of companies in both the private and public sectors in oil and gas, mining, and technology. Mr. Reed has recently been focusing on development, structure and finance for alternative energies, recycling and clean technologies. As a CEO and Director of projects in North and South America he has developed strong leadership, organizational and finance skills. Mr. Reed brings an extensive contact base and a goal oriented purpose driven approach to corporate development and management.

Also, on March 22, 2021, Gustavo Americo Folcarelli resigned as the President, the Chief Financial Officer, the Treasurer, and the Corporate Secretary, and as a director of Globe Net.

The board of directors of Globe Net currently consists of Kirk Reed as the sole director and as the President, Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Globe Net.

Mr. Folcarelli did not resign as a result of any disagreement with Globe Net.

During the past three years, Mr. Reed has not served as a director of any listed companies.

There is no family relationship among the directors or officers of Globe Net

During the last two years, there has been no transaction or proposed transaction that Globe Net was or is a party to in which Mr. Reed had or is to have a direct or indirect material interest.

Exhibit No	Description
10.2	Assignment Agreement

Form 8-K	Globe Net Wireless Corp.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Globe Net Wireless Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

Globe Net Wireless Corp.

Dated: April 15, 2021	By:	/s/ Kirk Reed
Kirk Reed – President & CEO